Exhibit 10.1

SECOND AMENDMENT
TO
AMENDED AND RESTATED
MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”), dated as of May 8, 2025 and effective as of January 1, 2025 (the “Effective Date”), is entered into by Terra Property Trust, Inc., a Maryland corporation (“Company”), and Terra REIT Advisors, LLC, a Delaware limited liability company (the “Manager”). The Company and the Manager are collectively referred to herein as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, the Parties are parties to that certain Amended and Restated Management Agreement, dated as of February 8, 2018 (as previously amended, the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement in accordance with the terms and conditions of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.    Amendments to Compensation of the Manager. Sections 3(a)(i) through 3(a)(v) of the Existing Agreement are hereby amended and restated in its entirety as set forth below:

(a)    Fees to the Manager. The Company agrees to pay, and the Manager agrees to accept, as compensation for the services provided by the Manager hereunder, the following fees:

(i)    Origination Fee. The Company will pay to the Manager an origination fee (the “Origination Fee”) in the amount of one percent (1.0%) of the aggregate amount funded by the Company to originate, fund, structure, or acquire, as applicable (A) real estate-related loans, including first and second mortgage loans, mezzanine loans, bridge loans, convertible mortgages, and other loans related to high quality real estate, as well as the acquisition of any equity participations in the underlying collateral of such loans, (B) direct investments in real estate, and (C) any other asset or investment of any type (each, an “Asset” and collectively, “Assets”), including (1) any third-party expenses related to such Asset and (2) any debt the Company uses to fund the origination, funding, structuring, or acquisition of such Asset. The Origination Fee will be reduced by the amount of any origination or equivalent fee paid by a borrower.

In the event that the collateral backing any loan Asset held by the Company is replaced with substitute collateral, the Company will pay an Origination Fee to the Manager equal to the lesser of (A) one percent (1.0%) of the principal amount of the loan backed by the substitute collateral and (B) the amount of the fee paid to the Company by the borrower in connection with such substitution.

(ii)    Asset Management Fee. The Company will pay to the Manager a monthly asset management fee at an annual rate equal to one percent (1.0%) of the aggregate funds under management, which is comprised of (A) the aggregate amount funded by the Company to originate, fund, structure, or acquire, as applicable, each Asset (including (1) any third-party closing costs or expenses related to such Asset and (2) the amount of any debt incurred or assumed by the Company to fund the origination, funding, structuring, or acquisition, as applicable, of such Asset), and (B) cash then held by the Company.

(iii)    Asset Servicing Fee. The Company will pay to the Manager a monthly asset servicing fee at an annual rate equal to one-quarter percent (0.25%) of the aggregate amount funded by the Company to originate, fund, structure, or acquire, as applicable, each Asset (including (1) any third-party closing costs or expenses related to such Asset and (2) the amount of any debt incurred or assumed by the Company to fund the origination, funding, structuring, or acquisition, as applicable, of such Asset).

SECTION 2.    Miscellaneous.

(a)    Except as expressly set forth in this Amendment, the terms of the Existing Agreement are not amended or modified hereby and shall remain in full force and effect as set forth in the Existing Agreement (subject to the last sentence of this Section 2(a)). Upon the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment. In the event of any conflict between the terms of the Existing Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. The terms of the Existing Agreement not expressly amended or modified hereby shall be interpreted and applied in all respects in order to give effect to the terms and intent of this Amendment.

(b)    Notwithstanding anything herein to the contrary, this Amendment (and the applicable terms of the Existing Agreement, as amended hereby) shall be deemed to have become effective as of the Effective Date.

(c)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

MANAGER:

TERRA REIT ADVISORS, LLC

By: /s/ Vikram Uppal .
Name: Vikram Uppal
Title: Chief Executive Officer

COMPANY:

TERRA PROPERTY TRUST, INC.

By: /s/ Vikram Uppal .
Name: Vikram Uppal
Title: Chief Executive Officer

[Signature Page to Second Amendment
to Amended and Restated Management Agreement]